Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-204181, 333-53114, 333-145272, 333-161810, 333-169011 and 333-193162) of Popular, Inc. of our report dated June 27, 2017 relating to the financial statements and supplemental schedule of Popular, Inc. Puerto Rico Savings and Investment Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

June 27, 2017